Exhibit 99.1

Contacts:
Quidel Corporation	Lippert/Heilshorn & Associates
Paul E. Landers, Chief Financial Officer	Bruce Voss/Ina McGuinness
(858) 552-7962	(310) 691-7100

QUIDEL FILES PATENT INFRINGEMENT LAWSUIT AGAINST INVERNESS
MEDICAL INNOVATIONS AND ADVISES OF OTHER NEW LITIGATION

SAN DIEGO, Calif. (February 23, 2004) – Quidel Corporation (NASDAQ: QDEL), a leading provider of rapid point-of-care (POC) diagnostic tests, today announced the filing of a lawsuit for patent infringement against Inverness Medical Innovations, Inc. (Amex: IMA) and Applied Biotech, Inc. (ABI) related to fundamental, lateral-flow technology.  The suit was filed on February 20, 2004 in the U.S. District Court, Southern District of California.  Quidel is seeking a preliminary injunction against Inverness and ABI products that infringe Quidel’s patented technology.  The lawsuit also seeks declaratory relief relating to certain Inverness-owned U.S. patents and names Inverness Medical Switzerland GmbH and Armkel LLC as defendants, in addition to Inverness Medical Innovations, Inc.

Inverness Medical Switzerland GmbH, along with Unipath Diagnostics GmbH and Preymed, filed a lawsuit last week in Dusseldorf, Germany against Quidel Corporation, Quidel’s German affiliate Quidel Deutschland GmbH and Progen Biotechnik GmbH, alleging that Quidel and the other parties infringe two Inverness-owned European patents.  Quidel intends to defend that action vigorously.

“Quidel is a leader in the rapid point-of-care diagnostics industry, and we will do all that is necessary to ensure our continued leadership position with our distribution and business partners, and their customers,” said S. Wayne Kay, president and chief executive officer of Quidel.  “Our intellectual property is an important company asset that has been painstakingly assembled over many years.  We have developed our products and patents through independent, innovative development since the mid 1980s.  We will vigorously defend our positions in lateral-flow and other technologies, and the interests of all Quidel stakeholders.”

About Quidel

Quidel Corporation, a worldwide company helping women and their families live healthy lives, discovers, develops, manufactures and markets rapid point-of-care (POC) diagnostic tests for detection of medical conditions and illnesses.  These products provide accurate, rapid and cost-effective diagnostic information for acute and chronic conditions associated with women’s health in areas such as reproduction, upper respiratory infections and other clinical conditions.  Quidel provides a broad line of POC diagnostics for pregnancy and infectious diseases, including influenza A and B, Strep throat, pregnancy, H. pylori infection, chlamydia, infectious mononucleosis and infectious vaginitis. Quidel’s products are sold to healthcare professionals for use in physician offices, clinical laboratories and to consumers through several distribution partners.  For more information, please visit www.quidel.com.

This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks and uncertainties. Many possible events or factors could affect Quidel’s future financial results and performance, such that its actual results and performance may differ materially. As such, no forward-looking statement can be guaranteed. Differences in operating results may arise as a result of a number of factors including, without limitation, seasonality, adverse changes in the competitive and economic conditions in domestic and international markets, actions of our major distributors, manufacturing and production delays or difficulties, adverse actions or delays in product reviews by the U.S. Food and Drug Administration, product liability, intellectual property, environmental or other litigation, and the lower acceptance of our new products than forecast. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. The risks described in reports and registration statements that we file with the SEC from time to time should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. We undertake no obligation to publicly release the results of any revision of the forward-looking statements.

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